OPERATING AGREEMENT
                               OF
                     LOUISVILLE HOTEL, LLC














     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR APPROVED OR DIS APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS ANY COMMISSION OR AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION THEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.





                       TABLE OF CONTENTS
                                                             Page

1.   Organization                                               1
     1.1  Formation                                             1
     1.2  Name and Place of Business                            1
     1.3  Business and Purpose of the Company                   1
     1.4  Term                                                  1
     1.5  Required Filings                                      1
     1.6  Registered Office and Registered Agent                1
     1.7  Certain Transactions                                  1

2.   Definitions                                                1

3.   Capitalization and Financing                               1
     3.1  Ridgewood Hotels, Inc.'s Capital Contribution         1
     3.2  Louisville Hotel, L.P.'s Capital Contribution         2
     3.3  Additional Capital Contributions                      2
          3.3.1   Enforcement of Obligation                     2
          3.3.2   Rights of Nondefaulting Members               2
          3.3.3   Interim Loan                                  2
          3.3.4   Percentage Interest Adjustment                3
          3.3.5   Further Documents                             3
          3.3.6   Remedies of the Company                       3
     3.4  Liabilities of Members                                3
     3.5  Member Loans                                          3

4.   Allocation of Tax Items                                    3
     4.1  Allocation of Net Income and Net Loss From Operations 3
          4.1.1   Net Income Allocations                        3
          4.1.2   Net Loss Allocations                          4
     4.2  Allocation  of Net Income and Net Loss  From  Sale
          or Exchange                                           4
          4.2.1   Net Income Allocations                        4
          4.2.2   Net Loss Allocations                          5
     4.3  Special Allocations.                                  5
     4.4  Curative Allocations                                  6
     4.5  Contributed Property                                  7
     4.6  Recapture Income                                      7
     4.7  Allocation of Company Items                           7
     4.8  Assignment                                            7
     4.9  Power of Manager to Vary Allocations                  7
     4.10 Consent of Members                                    7
     4.11 Withholding Obligations                               8

5.   Distributions                                              8
     5.1  Cash From Operations                                  8
     5.2  Cash From Sale or Refinancing                         8

6.   Compensation to the Manager and Affiliates                 9
     6.1  Manager's and Affiliates' Compensation                9
     6.2  Company Expenses                                      9
          6.2.l   Operating Expenses                            9

7.   Authority, and Responsibilities of the Manager             9
     7.1  Management                                            9
     7.2  Number, Tenure and Qualifications                    10
     7.3  Manager Authority                                    10
     7.4  Administration of Company                            11
     7.5  Tax Matters Member                                   11
     7.6  Indemnification of Manager                           11
     7.7  No Personal Liability for Return of Capital          11
     7.8  Authority as to Third Persons                        12

8.   Rights, Authority and Voting of the                       12
     8.1  Members Are Not Agents.                              12
     8.2  Voting by a Member                                   12
     8.3  Member Vote; Consent of Manager                      12
     8.4  Meetings of the Members                              13
     8.5  Action Without Meeting                               13
     8.6  Rights of Members                                    13
     8.7  Return of Capital of Member                          13

9.   Resignation, Withdrawal or Insolvency of Members          13
     9.1  Resignation or Withdrawal of the Members             13
     9.2  Purchase of Member's Interest; Conversion to
          Economic Interest                                    13
     9.3  Purchase Price of a Withdrawing Member's Interest    14
     9.4  Damages                                              14

10.  Assignment of Membership Interest                         14
     10.1 Permitted Assignments                                14
     10.2 Substitute Manager                                   14
     10.3 Substituted Member                                   15
          10.3.1   Conditions to be Satisfied                  15
          10.3.2   Consent of Manager                          15
          10.3.3   Consent of Member.                          15
     10.4 Loss of Rights                                       15
     10.5 Removal of Member                                    15
     10.6 Rights of Economic Interest Owner                    15
     10.7 Right to Inspect Books                               16
     10.8 Transfer Subject to Law                              16
     10.9 Right of First Refusal                               16
     10.10  Assignment to Affiliates                           16
     10.11  Transfer in Violation Not Recognized               16

11.  Books, Records, Accounting and Reports                    16
     11.1 Records, Audits and Reports                          16
     11.2 Delivery to Members and Inspection                   17
     11.3 Annual Report                                        17
     11.4 Tax Information                                      17

12.  Termination and Dissolution of the Company                18
     12.1 Termination of Company                               18
     12.2 Certificate of Cancellation.                         18
     12.3 Liquidation of Assets                                18
     12.4 Distributions Upon Dissolution                       18

13.  Buy/Sell Option                                           18
     13.1 Purchase or Sale Offer                               18
     13.2 Closing                                              19
     13.3 Default                                              19

14.  Option to Purchase                                        20
     14.1 Right to Purchase Interest                           20
     14.2  Termination  of  Management  Agreement  for  Cause  or
     Nonperformance                                            20
     14.3 Right to Sell LLC or the Hotel                       20

15.  Representations by Ridgewood Hotels, Inc.                 20
     15.1 Status                                               21
     15.2 Due Authorization                                    21
     15.3 Other Agreements                                     21

16.  Representations by Louisville Hotel, L.                   21
     16.1 Status                                               21
     16.2 Due Authorization                                    21
     16.3 Other Agreements                                     21

17.  Representations of Each Member                            21

18.  Relationship of this Agreement to the Act                 22

19.  Miscellaneous                                             22
     19.1 Counterparts                                         22
     19.2 Successors and Assigns                               22
     19.3 Severability                                         22
     19.4 Notices                                              22
     19.5 Manager's Address                                    22
     19.6 Governing Law                                        22
     19.7 Captions                                             22
     19.8 Gender                                               23
     19.9 Time                                                 23
     19.10  Additional Documents                               23
     19.11  Descriptions                                       23
     19.12  Legal Counsel                                      23
     19.13  Advice of Counsel                                  23
     19.14  Partition                                          23
     19.15  Integrated and Binding Agreement                   24







                      OPERATING AGREEMENT
                               OF
                     LOUISVILLE HOTEL, LLC


     This Operating Agreement, effective this 5th day of June, 1998, is entered into by and among Ridgewood Hotels, Inc. a Delaware corporation, and Louisville Hotel, L.P., a Delaware limited partnership, pursuant to the Act on the following terms and conditions.

1.   Organization.

     1.1 Formation. On April 13, 1998 a Certificate of Formation was filed in the office of the Secretary of State of Delaware in accordance with and pursuant to the Act.

     1.2 Name and Place of Business. The name of the Company shall be Louisville Hotel, LLC, and its principal place of business shall be 6900 East Second Street, Scottsdale, Arizona 85251. The Manager may change such name, change such place of business or establish additional places of business of the Company as the Manager may determine to be necessary or desirable.

     1.3 Business and Purpose of the Company. The primary purpose of the Company is to (i) lend $3,623,690.32 to RW Hotel Investment
Associates,  LLC  and  Ridgewood  Georgia,  Inc.  (the   "Loan"),
(ii) acquire an option (the "Option") to purchase all of RW Hotel
Investment  Associates,  LLC's  and  Ridgewood  Georgia,   Inc.'s
interest   in  RW  Louisville  Hotel  Investors,  LLC  ("Optioned
Property") and (iii) acquire the Optioned Property.

     1.4 Term. The term of this Agreement shall be the period of duration of the Company provided in the Certificate of Formation, unless the Company is sooner dissolved as provided in this Agreement.

     1.5 Required Filings. The Manager shall execute, acknowledge, file, record and/or publish such certificates and documents, as may be required by this Agreement or by law in connection with the formation and operation of the Company.

     1.6 Registered Office and Registered Agent. The Company's initial registered office and initial registered agent shall be as provided in the Certificate of Formation. The registered office and registered agent may be changed from time to time by the Manager by filing the address of the new registered office and/or the name of the new registered agent pursuant to the Act.

     1.7 Certain Transactions. Any Manager, Owner, or any Affiliate, or any shareholder, officer, director, employee, partner, member or any person owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, whether or not competitive with the Company including, but not limited to, the acquisition, syndica tion, ownership, financing, leasing, operation, maintenance, management, brokerage, construction and development of property similar to the Optional Property or the Hotel and no Manager, Owner or other person or entity shall have any interest in such other business or venture by reason of their interest in the Company.

2. Definitions. Definitions for this Agreement are set forth on Exhibit A and are incorporated herein.

3.   Capitalization and Financing.

     3.1 Ridgewood Hotels, Inc.'s Capital Contribution. Upon execution of this Agreement, Ridgewood Hotels, Inc. shall contributeThree Hundred Sixty Two Thousand Three Hundred Sixty Nine Dollars ($362,369). Ridgewood shall also transfer an additional $200,000 to the Company upon execution of this Agreement [as a fee to participate in the management of the Hotel] and shall not receive any Capital Account credit as a result of such payment and such amount shall not be considered a Capital Contribution.
1.1
     3.2 Louisville Hotel, L.P.'s Capital Contribution. Upon execution of this Agreement, Louisville Hotel, L.P. shall contribute Three Million Two Hundred Sixty One Thousand Three Hundred Twent-One Dollars and Thirty-two cents ($3,261,321.32).

     3.3 Additional Capital Contributions. If the Manager determines that the Company requires cash in addition to the initial Capital Contributions in order to carry out the purposes of this
Agreement  or  to carry on the business of the Company,  no  more than 30 days after the written request of the Manager, each Owner shall contribute to the Company his pro rata share, based on
Percentage  Interests, of the additional capital  required.   The
requirement to make additional Capital Contributions shall not be
required   with  respect  to  any  cost,  expense  or   liability
involuntarily incurred by the Company.

     3.3.1     Enforcement of Obligation.  Only the Company or the
Manager    (other   than   a   Member   in   its   capacity    as
debtor-in-possession) and no third party creditor (either in its own right or as a successor-in-interest of the Company, and including a trustee, receiver or other representative of the
Company   or  a  Member),  shall  be  entitled  to  enforce   the
requirements  to  make  additional  Capital  Contributions.   The
Members intend and agree that the obligation of a Member to make Capital Contributions constitutes an agreement to make financial accommodations to and for the benefit of the other Members and the Company.

     3.3.2 Rights of Nondefaulting Members. A Member other than a Defaulting Member shall have the right, but not the obligation, to make a contribution on behalf of a Defaulting Member, and a Member who makes part of the contribution in default shall enjoy and  exercise  the  rights of a Nondefaulting Member  under  this
Agreement.   A  Nondefaulting Member may elect  any  one  of  the
courses of action described below in Sections 3.3.3 and 3.3.4.

     3.3.3 Interim Loan. The Defaulting Member shall (unless the Nondefaulting Member elects the alternative remedy of Percentage Interest adjustment described in Section 3.3.4 below) be indebted to the Nondefaulting Member contributing or loaning on his behalf for the full amount of such contribution or loan plus interest thereon at the lesser of (i) the Prime Rate plus 4%, or (ii) the
maximum  rate  allowed  by  Arizona  law  at  the  time  of   the
contribution  or loan, from the date the advance  is  made  until
paid.   By  this Agreement, the Defaulting Member grants  to  the
Nondefaulting Member a security interest in and a lien on the interest in the Company of the Defaulting Member securing such indebtedness, which shall be due and payable upon demand by the Nondefaulting Member upon the expiration of 30 days from the date such advance is made or such longer period as the Nondefaulting Member may specify at the time the contribution or loan is made on behalf of the Defaulting Member. At the time the contribution or loan is made on behalf of the Defaulting Member by the Nondefaulting Member, the Defaulting Member shall execute and deliver to the Nondefaulting Member a promissory note, security agreement, UCC-1 financing statement and such other documents as may reasonably be required by the Nondefaulting Member to evidence such indebtedness and security interest. In the event such indebtedness is not paid upon demand upon expiration of such 30-day period (or such longer period as may have been specified by the Nondefaulting Member), the interest of the Defaulting Member may, at the option of the Nondefaulting Member, be retained by the Nondefaulting Member in satisfaction of such indebtedness or sold pursuant to the provisions of the Uniform Commercial Code of Arizona, reserving to all Members the rights and remedies contained therein. Without limiting the rights or remedies of the Nondefaulting Member, the Members agree and acknowledge that any such loan shall be repaid by the Defaulting Member from his share of Cash From Operations or Cash From Sales or Refinancing and the Manager is hereby authorized and directed to withhold amounts distributable to the Defaulting Member and pay them over to the Nondefaulting Member until all such loans are paid in full.

     3.3.4 Percentage Interest Adjustment. As an alternative remedy, the Nondefaulting Member may elect that the contribution or loan made on behalf of the Defaulting Member be treated as a Capital Contribution made by the Nondefaulting Member. If the
Nondefaulting Member so elects, the Percentage Interest of the Defaulting Member shall be reduced, and the Percentage Interest of the Nondefaulting Member shall be increased, by a number of percentage points equal to 125% of the percentage derived by dividing (A) the amount of the contribution or loan made by the Nondefaulting Member on behalf of the Defaulting Member by reason of the default, by (B) the total of all Capital Contributions or loans made by all Members, including the contribution or loan made by the Nondefaulting Member on behalf of the Defaulting Member by reason of the default (or such outstanding balance). In the event a Member's Percentage Interest is reduced, the Member's share of Net Income and Net Loss in Section 4.1.1(d),
Section 4.1.2(d), Section 4.2.1(d) and Section 4.2.2(d) and distributions pursuant to Sections 5.1.4 and 5.2.4 shall be reduced in the same proportion (i.e. if the Percentage Interest is reduced from 50% to 40% (a 20% reduction) the allocations and distributions shall also be reduced by 20%).

     3.3.5 Further Documents. The Defaulting Member agrees to execute any and all further documents reasonably necessary to carry out the provisions of this Section 3.3 and to pay all costs, including reasonable attorneys' fees, incurred by the
Nondefaulting Member or the Company in enforcing  the  same.   In
addition, the Defaulting Member agrees that damages would be an inadequate remedy and that injunctive relief may be granted to compel compliance herewith. Each Member hereby appoints as his attorney in fact each other Member for the purpose of executing, acknowledging, verifying, filing, certifying, publishing and
delivering   any  promissory  note,  security  agreement,   UCC-1
financing statement and other documents required of the Member if he is a Defaulting Member or as otherwise necessary to carry out the provisions of this Section 3.3.

     3.3.6 Remedies of the Company. In the event that no Nondefaulting Member contributes all of the Capital Contribution in default or makes a required loan within 60 days following the occurrence of the default, then the Nondefaulting Members may request that the Manager cause the Company to sue the Defaulting Member to collect the balance, together with interest thereon at the lesser of the Prime Rate plus 4% or the maximum rate allocated by Arizona law and all collection expenses, including attorneys' fees.

     3.4 Liabilities of Members. Except as specifically provided in this Agreement, neither the Manager nor any Member shall be required to make any additional contributions to the Company and no Manager or Member shall be liable for the debts, liabilities, contracts, or any other obligations of the Company, nor shall the Manager or the Members be required to lend any funds to the Company or to repay to the Company, any Member, or any creditor of the Company any portion or all of any deficit balance in a Member's Capital Account.

     3.5 Member Loans. The Manager or Affiliates may, but will have no obligation to, make loans to the Company to pay Company operat ing expenses. Any such loan shall bear interest at the actual cost of funds to the Manager and provide for the payment of principal and any accrued but unpaid interest in accordance with the terms of the promissory note evidencing such loan, but in no event later than dissolution of the Company.

4.   Allocation of Tax Items.

     4.1 Allocation of Net Income and Net Loss From Operations. For each fiscal year, the Net Income and Net Loss From Operations of the Company shall be allocated as follows:

          4.1.1 Net Income Allocations. After giving effect to the special allocations set forth in Sections 4.3 and 4.4, Net Income for any fiscal year shall be allocated as follows:

               (1) First, between the Members in proportion to and to the extent of Net Loss allocated to the Members pursuant to
     Section 4.1.2(d) until the aggregate Net Income allocated to the Members pursuant to this Section 4.1.1(a) for such fiscal year and all previous fiscal years is equal to the aggregate Net Loss allocated to the Members pursuant to Section 4.1.2(d) for all previous fiscal years;

               (2) Second, to Louisville Hotel, L.P. until Louisville Hotel, L.P. has been allocated a net amount equal to its Preferred
     Return for all fiscal years;

               (3) Third, to Ridgewood Hotels, Inc. until Ridgewood Hotels, Inc. has been allocated a net amount equal to its Preferred
     Return for all fiscal years; and

               (4) Thereafter, 20% to Ridgewood Hotels, Inc., and 80% to Louisville Hotel, L.P.

          4.1.2 Net Loss Allocations. After giving effect to the special allocations set forth in Sections 4.3 and 4.4, Net Loss for any fiscal year shall be allocated as follows:

          (1) First, among the Members in proportion to and to the extent of Net Income allocated to the Members under Section 4.1.1(d) until the aggregate Net Loss allocated pursuant to this
     Section 4.1.2(a) for such fiscal year and all previous fiscal years equals the aggregate Net Income allocated to the Members pursuant to Section 4.1.1(d) for all previous fiscal years;
     provided that Net Loss shall not be allocated to any Member to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of a fiscal year;

          (2) Second, among the Members in proportion to and to the extent of Net Income allocated to the Members under Section 4.1.1(c) until the aggregate Net Loss allocated pursuant to this
     Section 4.1.2(b) for such fiscal year and all previous fiscal years equals the aggregate Net Income allocated to the Members pursuant to Section 4.1.1(c) for all previous fiscal years;
     provided that Net Loss shall not be allocated to any Member to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of a fiscal year;

          (3) Third, among the Members in proportion to and to the extent of Net Income allocated to the Members under Section 4.1.1(b) until the aggregate Net Loss allocated pursuant to this
     Section 4.1.2(c) for such fiscal year and all previous fiscal years equals the aggregate Net Income allocated to the Members pursuant to Section 4.1.1(b) for all previous fiscal years;
     provided that Net Loss shall not be allocated to any Member to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of a fiscal year;

          (4) Thereafter, 20% to Ridgewood Hotels, Inc., and 80% to Louisville Hotel, L.P.

     4.2 Allocation of Net Income and Net Loss From Sale or Exchange. For each fiscal year, the Net Income and Net Loss From Sale or
Exchange of the Optioned Property or the Hotel shall be allocated as follows:

          4.2.1 Net Income Allocations. After giving effect to the special allocations set forth in Sections 4.3 and 4.4, Net Income for any fiscal year shall be allocated as follows:

               (1) First, between the Members in proportion to and to the extent of Net Loss allocated to the Members pursuant to
     Section 4.2.2(d) until the aggregate Net Income allocated to the Members pursuant to this Section 4.2.1(a) for such fiscal year and all previous fiscal years is equal to the aggregate Net Loss allocated to the Members pursuant to Section 4.2.2(d) for all previous fiscal years;

               (2) Second, to Louisville Hotel, L.P. until Louisville Hotel, L.P. has been allocated a net amount equal to its Preferred
     Return for all fiscal years; and

               (3) Third, to Ridgewood Hotels, Inc. until Ridgewood Hotels, Inc. has been allocated a net amount equal to its Preferred
     Return for all fiscal years;

               (4) Thereafter, 10% to Ridgewood Hotels, Inc., and 90% to Louisville Hotel, LP.

          4.2.2 Net Loss Allocations. After giving effect to the special allocations set forth in Sections 4.3 and 4.4, Net Loss for any fiscal year shall be allocated as follows:

          (1) First, among the Members in proportion to and to the extent of Net Income allocated to the Members under Section 4.2.1(d) until the aggregate Net Loss allocated pursuant to this
     Section 4.2.2(a) for such fiscal year and all previous fiscal years equals the aggregate Net Income allocated to the Members pursuant to Section 4.2.1(d) for all previous fiscal years;
     provided that Net Loss shall not be allocated to any Member to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of a fiscal year;

          (2) Second, among the Members in proportion to and to the extent of Net Income allocated to the Members under Section 4.2.1(c) until the aggregate Net Loss allocated pursuant to this
     Section 4.2.2(d) for such fiscal year and all previous fiscal years equals the aggregate Net Income allocated to the Members pursuant to Section 4.2.1(c) for all previous fiscal years;
     provided that Net Loss shall not be allocated to any Member to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of a fiscal year;

          (3) Third, among the Members in proportion to and to the extent of Net Income allocated to the Members under Section 4.2.1(b) until the aggregate Net Loss allocated pursuant to this
     Section 4.2.2(c) for such fiscal year and all previous fiscal years equals the aggregate Net Income allocated to the Members pursuant to Section 4.2.1(b) for all previous fiscal years;
     provided that Net Loss shall not be allocated to any Member to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of a fiscal year;

          (4) Thereafter, 10% to Ridgewood Hotels, Inc., and 90% to Louisville Hotel, L.P.

     4.3  Special Allocations.

          (1) Qualified Income Offset. Except as provided in Section 4.3(c), in the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury
     Regulations    Sections   1.704-1(b)(2)(ii)(d)(4),    1.704-
     1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit created by such adjustment, allocation or distribution as quickly as possible.

          (2) Gross Income Allocation. Net Loss shall not be allocated to any Member to the extent such allocation would cause any Member to have an Adjusted Capital Account Deficit at the end of a fiscal year. In the event any Member has an Adjusted Capital
     Account Deficit at the end of any fiscal year, each such Member shall be specially allocated items of Company gross income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible.

          (3) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company
     Minimum Gain, determined in accordance with Treasury Regulations
     Section 1.704-2(g)(2). This Section 4.3(c) is intended to comply with the partnership minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provisions shall not apply to the extent the Member's share of net decrease in Company Minimum Gain is caused by a guaranty, refinancing, or other change in the debt instrument causing it to become partially or wholly recourse debt or Member Nonrecourse Debt, and such Member bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Member contributes cash to the capital of the Company that is used to repay the Nonrecourse
     Debt,  and the Member's share of the net decrease in Company
     Minimum Gain results from the repayment.

          (4) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, except Section 4.3(c), if there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (as determined under Treasury Regulations Section 704-2(i)(5)) as of the beginning of the year shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Debt due to conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Nonrecourse Debt. This Section is intended to comply with the partner minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.

          (5) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated 10% to Ridgewood Hotels, Inc. and 90% to Louisville Hotel, L.P. and each Member's share of excess Nonrecourse Debt shall be in the same proportion.

          (6) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any fiscal year shall be allocated to the Member who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Member Nonrecourse Debt. If more than one Member bears the economic risk of loss for a Member Nonrecourse Debt, any Member Nonrecourse Deductions attributable to that Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss.

          (7) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code
     Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

     4.4 Curative Allocations. Notwithstanding any other provision of this Agreement, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

     4.5 Contributed Property. Notwithstanding any other provision of this Agreement, the Members shall cause depreciation and or cost recovery deductions and gain or loss attributable to Property contributed by a Member or revalued by the Company to be allocated among the Members for income tax purposes in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

     4.6 Recapture Income. The portion of each Member's distributive share of Company Net Income that is characterized as ordinary income pursuant to Section 1245 or 1250 of the Code shall be proportionate to the amount of Net Income or Net Loss which included the corresponding depreciation deductions that were
allocated  to  such  Member  as  compared  with  the  amount   of
depreciation deductions allocated to all Members.

     4.7 Allocation of Company Items. Except as otherwise provided herein, whenever a proportionate part of Net Income or Net Loss is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Net Income or Net Loss, and every item of credit or tax preference related to such allocation and applicable to the period during which such Net Income or Net Loss was realized shall be allocated to the Owner in the same proportion.

     4.8  Assignment.

          4.8.1 In the event of the assignment of an Interest, the Net Income and Net Loss From Operations shall be allocated as between the  Owner  and the assignee based upon the number of  months  of their  respective ownership during the year in which  the  assign ment  occurs,  without  regard to the results  of  the  Company's operations  during  the period before or after  such  assignment.
Distributions  shall be made to the Owner or the Assignee  as  of the  date  of  the  Distribution.  An assignee  who  receives  an
Interest  during  the first 15 days of a month will  receive  any allocations relative to such month.  An assignee who acquires  an
Interest on or after the sixteenth day of a month will be treated as  acquiring  the  Interest on the first day  of  the  following
month.   Net  Income and Net Loss From Sale or Exchange  will  be
allocated between the Owner and its assignee as of the date of any such transaction.

          4.8.2 In the event of the assignment of the Manager's Interest, the allocations of Net Income or Net Loss shall be as agreed between the Manager and its assignee. In the absence of an agreement, the Net Income, Net Loss and Distributions shall be allocated in a manner similar to that provided in Section 4.8.1.

     4.9 Power of Manager to Vary Allocations. It is the intent of the Members that each Member's share of Net Income and Net Loss be determined and allocated in accordance with Section 704(b) of the Code and the provisions of this Agreement shall be so
interpreted.   Therefore,  if  the  Company  is  advised  by  the
Company's  legal  counsel that the allocations provided  in  this
Section 4 are unlikely to be respected for federal income tax purposes, the Manager is hereby granted the power to amend the allocation provisions of this Agreement to the minimum extent necessary to comply with Section 704(b) of the Code and effect the plan of allocations and distributions provided for in this Agreement.

     4.10 Consent of Members. The allocation methods of Net Income and Net Loss are hereby expressly consented to by each Member as a condition of becoming a Member.

     4.11 Withholding Obligations.

          4.11.1 If the Company is required (as determined in good faith by the Manager) to make a payment ("Tax Payment") with respect to any Member to discharge any legal obligation of the Company or the Manager to make payments to any governmental authority with respect to any federal, foreign, state or local tax liability of such Member arising as a result of such Member's interest in the Company, then, notwithstanding any other provision of this Agreement to the contrary, if the amount of such withholding is not available from distributions the amount of any such Tax
Payment shall be deemed to be a loan by the Company to such Member, which loan shall bear interest at the Prime Rate and be payable upon demand or by offset to any Distribution which otherwise would be made to such Member.

          4.11.2 If and to the extent the Company is required to make any Tax Payment with respect to any Member, or elects to make payment  on any loan described in Section 4.11.1 by offset  to  a
Distribution  to a Member, either (i) such Member's proportionate share of such Distribution shall be reduced by the amount of such
Tax  Payment, or (ii) such Member shall pay to the Company  prior to such Distribution an amount of cash equal to such Tax Payment.
In  the event a portion of a Distribution in kind is retained  by the  Company pursuant to clause (i) above, such retained property may,  in the discretion of the Manager, either (A) be distributed to  the  other Members, or (B) be sold by the Company to generate the  cash necessary to satisfy such Tax Payment.  If the property is  sold, then for purposes of income tax allocations only  under the  Agreement, any gain or loss from such sale or exchange shall
be  allocated to the Member to whom the Tax Payment relates.   If
the property is sold at a gain, and the Company is required to make any Tax Payment on such gain, the Member to whom the gain is allocated shall pay the Company prior to the due date of Tax
Payment an amount of cash equal to such Tax Payment.

          4.11.3 The Manager shall be entitled to hold back any Distribution to any Member to the extent the Manager believes in good faith that a Tax Payment will be required with respect to such Member in the future and the Manager believes that there will not be sufficient subsequent Distributions to make such Tax Payment.

     4.12 Special Allocations. Notwithstanding any other provision in this Agreement, upon any sale, exchange, or other transfer, or the Optional Property or the Hotel, or any dissolution and termination of the CompanyNet Income and Net Loss, and if necessary, gross income and gross deductions shall be allocated in such a manner in the year of Liquidation of the Company such that the Member's Capital Accounts are in proportion to the Distributions to be made pursuant to Section 12.3.3.

5.   Distributions.

     5.1  Cash From Operations.  Except as otherwise provided  in
Section 12, Distributable Cash From Operations with respect to each fiscal year shall be distributed to the Members in the following order of priority:

          5.1.1     First, to pay any Member Loans made pursuant to Section
3.5 in proportion to the outstanding interest and principal balances, such loans; and

          5.1.2 Second, 100% to Louisville Hotel, L.P. until Louisville Hotel, L.P. has been distributed an amount equal to its accrued but unpaid Preferred Return; and

          5.1.3 Third, 100% to Ridgewood Hotels, Inc. until Ridgewood Hotels, Inc. has been distributed an amount equal to its accrued but unpaid Preferred Return;

          5.1.4 Fourth, 20% to Ridgewood Hotels, Inc., and 80% to Louisville Hotel, L.P.

     5.2   Cash  From  Sale or Refinancing.  Cash  From  Sale  or
Refinancing shall be distributed to the Members in the following order of priority:

          5.2.1 First, to repay the Mortgage Loan or any other outstanding debt;

          5.2.2 Second, 100% to Louisville Hotel, L.P. until Louisville Hotel, L.P. has been distributed an amount equal to its accrued but unpaid Preferred Return; and

          5.2.3 Third, 100% to Ridgewood Hotels, Inc. until Ridgewood Hotels, Inc. has been distributed an amount equal to its accrued but unpaid Preferred Return;

          5.2.4 Fourth, 10% to Ridgewood Hotels, Inc., and 90% to Louisville Hotel, L.P.

6.   Compensation to the Manager and Affiliates.

     6.1 Manager's and Affiliates' Compensation. The Manager and its Affiliates shall receive compensation from the Company for services rendered or to be rendered only as specified in this Agreement.

          6.1.1 The Manager shall receive an asset management fee equal to 1% of the Gross Revenues of the Hotel, which shall be paid monthly.  Ridgewood Hotels, Inc. shall receive the fees set forth in the Property Management Agreement pursuant to the terms in the
Property Management Agreement.
1.1.1
     6.2  Company Expenses.

          6.2.1 Operating Expenses. The Company shall pay directly, or reimburse the Manager as the case may be, for all of the costs and  expenses  of  the Company's operations,  including,  without
limitation,   the   following  costs  and  expenses:    (i)   all
organization and offering expenses advanced or otherwise paid  by the  Manager; (ii) all costs of personnel employed by the Company and  directly  involved  in  the Company's  business;  (iii)  all
compensation  due  to  the Manager or its Affiliates;   (iv)  all
costs of personnel employed by the Manager or its Affiliates  and directly  involved in the business of the Company; (v) all  costs of  borrowed  money, taxes and assessments on  the  Property  and other  taxes  applicable to the Company; (vi) legal,  accounting, audit, brokerage, and other fees; (vii) fees and expenses paid to independent  contractors, mortgage bankers, real estate  brokers, and  other agents; (viii) costs of acquiring, owning, developing, improving,  operating, and disposing of Property;  (ix)  expenses incurred in connection with the alteration, maintenance,  repair, remodeling, refurbishment, leasing and operation of Property; (x)
all  expenses  incurred  in connection with  the  maintenance  of
Company  books and records, the preparation and dissemination  of reports,  tax  returns or other information to  Members  and  the making of Distributions to the Members; (xi) expenses incurred in
preparation   and  filing  reports  or  other  information   with
appropriate  regulatory agencies; (xii) expenses of insurance  as required  in connection with the business of the Company;  (xiii)
costs  incurred in connection with any litigation  in  which  the
Company  may  become involved, or any examination, investigation,
or   other  proceedings  conducted  by  any  regulatory   agency,
including  legal and accounting fees; (xiv) the actual  costs  of goods and materials used by or for the Company; (xv) the costs of services  that  could be performed directly for  the  Company  by independent  parties  such as legal, accounting,  secretarial  or
clerical,   reporting,  transfer  agent,  data   processing   and
duplicating  services  but which are in  fact  performed  by  the
Manager or its Affiliates, but not in excess of the lesser of (a)
the  actual  costs to the Manager or its Affiliates of  providing such  services,  or  (b)  the amounts  which  the  Company  would
otherwise   be  required  to  pay  to  independent  parties   for
comparable services in the same geographic locale; (xvi) expenses
of   Company   administration,  accounting,   documentation   and
reporting; (xvii) expenses of revising, amending, modifying or terminating this Agreement; and (xviii) all travel.

7.   Authority, and Responsibilities of the Manager.

     7.1 Management. The business and affairs of the Company shall be managed by its Manager. Except as otherwise set forth in this Agreement, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities
customary   or  incident  to  the  management  of  the  Company's
business.

     7.2  Number, Tenure and Qualifications.  The Company shall have
one  Manager  which shall be Louisville Hotel L.P.   The  Manager
shall hold office until such Manager withdraws or resigns.

     7.3 Manager Authority. The Manager shall have all authority, rights and powers conferred by law and those required or appro priate to the management of the Company's business, which, by way of illustration but not by way of limitation, shall include the right, authority and power to cause the Company to:

          7.3.1 Acquire, hold, develop, lease, rent, operate, sell, exchange, subdivide and otherwise dispose of Property including the LLC and the Hotel;

          7.3.2 Borrow money, and, if security is required therefor, to pledge or mortgage or subject Property to any security device, to obtain replacements of any mortgage or other security device  and to  prepay, in whole or in part, refinance, increase, modify, con
solidate,  or extend any mortgage or other security device.   All
of the foregoing shall be on such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interest of the Company;

          7.3.3     Enter into such contracts and agreements as the Manager
determines   to   be  reasonably  necessary  or  appropriate   in
connection with the Company's business and purpose (including contracts with Affiliates of the Manager), and any contract of insurance that the Manager deems necessary or appropriate for the protection of the Company and the Manager, including errors and omissions insurance, for the conservation of Company assets, or for any purpose convenient or beneficial to the Company;

          7.3.4 Employ persons, who may be Affiliates of the Manager, in the operation and management of the business of the Company;

          7.3.5 Prepare or cause to be prepared reports, statements, and other relevant information for distribution to the Members;

          7.3.6 Open accounts and deposits and maintain funds in the name of the Company in banks, savings and loan associations, "money market" mutual funds and other instruments as the Manager may deem in its discretion to be necessary or desirable;

          7.3.7 Cause the Company to make or revoke any of the elections referred to in the Code (the Manager shall have no obligation to make any such elections);

          7.3.8 Select as its accounting year a calendar or fiscal year as may be approved by the Internal Revenue Service (the Company initially intends to adopt the calendar year);

          7.3.9 Determine the appropriate accounting method or methods to be used by the Company;

          7.3.10 Require in any Company contract that the Manager shall not have any personal liability, but that the person or entity contracting with the Company is to look solely to the Company and its assets for satisfaction;

          7.3.11    Lease personal property for use by the Company;

          7.3.12 Establish reserves from income in such amounts as the Manager may deem appropriate;

          7.3.13 Make secured or unsecured loans to the Company and receive interest at the rates set forth herein;

          7.3.14 Represent the Company and the Members as "tax matters partner" within the meaning of the Code in discussions with the Internal Revenue Service regarding the tax treatment of items of Company income, loss, deduction or credit, or any other matter reflected in the Company's returns, and, if deemed in the best interest of the Members, to agree to final Company administrative adjustments or file a petition for a readjustment of the Company items in question with the applicable court;

          7.3.15 Hold an election for a successor Manager before the resignation, expulsion or dissolution of the Manager;

          7.3.16 Initiate legal actions, settle legal actions and defend legal actions on behalf of the Company;

          7.3.17 Make all decisions and take all actions regarding the Loan and the Optioned Property, including whether or not to execute the Option;

          7.3.18 Perform any and all other acts which the Manager is obligated to perform hereunder; and

          7.3.19 Execute, acknowledge and deliver any and all instruments to effectuate the foregoing and take all such actions in connection therewith as the Manager may deem necessary or appropriate. Any and all documents or instruments may be executed on behalf and in the name of the Company by the Manager.

     7.4  Administration of Company.  So long as it is the Manager and
the   provisions   of   this  Agreement  for   compensation   and
reimbursement of expenses of the Manager are observed, the Manager shall have the responsibility of providing the management of the Company, including decisions regarding the sale or refinancing or other disposition of Property. In this regard, the Manager may retain the services of such Affiliates or unaffiliated parties as the Manager may deem appropriate to provide management and financial consultation and advice, and may enter into agreements for the management and operation of Company assets.

     7.5 Tax Matters Member. The Members hereby appoint the Manager to act as the "tax matters partner."

     7.6 Indemnification of Manager. The Manager, its shareholders, Affiliates, officers, directors, partners, employees, agents and assigns, shall not be liable for, and shall be indemnified and held harmless (to the extent of the Company's assets) from, any loss or damage incurred by them, the Company or the Members in connection with the business of the Company, including costs and reasonable attorneys' fees and any amounts expended in the settlement of any claims of loss or damage resulting from any act or omission performed or omitted in good faith, which shall not constitute gross negligence or willful malfeasance, pursuant to the authority granted, to promote the interests of the Company. Moreover, the Manager shall not be liable to the Company or the Member because any taxing authority disallows or adjusts any deductions or credits in the Company's income tax return.

     7.7 No Personal Liability for Return of Capital. The Manager shall not be personally liable or responsible for the return or repayment of all or any portion of the Capital Contribution of any Member of any loan made by any Member to the Company, it being expressly understood that any such return of capital or repayment of any loan shall be made solely from the assets (which shall not include any right of contribution from any Member) of the Company.

     7.8  Authority as to Third Persons.

          7.8.1 No third party dealing with the Company shall be required to investigate the authority of the Manager or secure the approval or confirmation by any Member of any act of the Manager in connection with the Company business. No purchaser of any Property or interest owned by the Company shall be required to determine the right to sell or the authority of the Manager to sign and deliver any instrument of transfer on behalf of the Company, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith.

          7.8.2     The Manager shall have full authority to execute on
behalf   of  the  Company  any  and  all  agreements,  contracts,
conveyances, deeds, mortgages and other instruments, and the execution thereof by one or more officers of the general partner of  the Manager, executing on behalf of the Company shall be  the
only  execution  necessary  to  bind  the  Company  thereto.   No
signature of any Member shall be required.

          7.8.3 The Manager shall have the right by separate instrument or document to authorize one or more individuals or entities to execute leases and lease-related documents on behalf of the Company and any leases and documents executed by such agent shall be binding upon the Company as if executed by the Manager.

8.   Rights, Authority and Voting of the Member.

     8.1 Members Are Not Agents. Pursuant to Section 7 and the Certificate of Formation, the management of the Company is vested in the Manager. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind nor execute any instrument on behalf of the Company.

     8.2  Voting by a Member.  Members shall be entitled to cast one
vote   for   each  Percentage  Interest  attributable  to   their
Membership Interest. Except as otherwise specifically provided in this Agreement, Members (but not Economic Interest Owners) shall have the right to vote only upon the following matters:

          8.2.1 Admission of a Manager or election to continue the business of the Company after the Manager ceases to be the Manager when there is no remaining Manager;

          8.2.2     Amendment of this Agreement;

          8.2.3 Any merger or combination of the Company or roll-up of the Company.

          8.2.4 Dissolution and winding up of the Company as set forth in Section 12.1; and

          8.2.5 Election to continue the business of the Company as set forth in Section 12.1.3 when there is a Dissolution Event.

     8.3 Member Vote; Consent of Manager. Except as specifically provided in this Agreement, matters upon which the Members may vote shall require a Majority Vote of the Members and the consent of the Manager to pass and become effective. Any amendment to this Agreement shall require the unanimous consent of the Members.

     8.4 Meetings of the Members. Meetings of Members shall be called by the Manager at its discretion.

     8.5 Action Without Meeting. Except as otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of
the  Members.   Any  action  taken  without  a  meeting  will  be
effective immediately after the requested consent is given.

     8.6 Rights of Members. No Member or Owner shall have the right or power to: (i) withdraw or reduce its Capital Contribution to
the   Company,  except  as  a  result  of  the  dissolution   and
termination of the Company or as otherwise provided in this Agreement or by law; (ii) bring an action for partition against the Company; or (iii) demand or receive property other than cash in return for his Capital Contribution. Except as provided in this Agreement, no Member or Owner shall have priority over any other Member or Owner either as to the return of Capital Contribu tions or as to allocations of the Net Income, Net Loss or Distributions of the Company. Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no time agreed upon when the contribution of each Member is to be returned.

     8.7 Return of Capital of Member. In accordance with the Act, an Owner may, under certain circumstances, be required to return to the Company, for the benefit of the Company's creditors, amounts previously distributed to the Owner. If any court of competent jurisdiction holds that any Owner is obligated to make any such payment, such obligation shall be the obligation of such Owner and not of the Company, the Manager or any other Owner.

9.   Resignation, Withdrawal or Insolvency of Members.

     9.1   Resignation or Withdrawal of the Members.  Subject  to
Section 10, the Members shall not resign or withdraw as a Member or do any act that would require its resignation or withdrawal.

     9.2 Purchase of Member's Interest; Conversion to Economic Interest. Upon the (i) occurrence of any event that would cause a person to cease to be a Member under the Act, including a Dissolution Event when the remaining Members elect to continue the business of the Company, or (ii) upon the transfer of a Membership Interest in violation of the terms of this Agreement, the remaining Member may, subject to the provisions of the Act, elect one of the two following provisions:

          9.2.1 The disassociated Member's interest in the Distributions and allocations of Net Income and Net Loss set forth in this Agreement, and its interest in its rights to any earned but unpaid fees and other compensation remaining to be paid under this Agreement, shall be purchased by the Company for a purchase price equal to the aggregate fair market value of the Member's Interest determined according to the provisions of
Section 9.3. The purchase price of such interest shall be paid by the Company to the Member in cash within 60 days of the determination of the fair market value or, at the Company's option, said debt may be evidenced by a promissory note bearing interest at the Prime Rate, which shall be due and payable upon the earlier of (i) expiration of five years or (ii) the sale or other disposition of all of the Property in the normal and ordinary course as contemplated herein; or

          9.2.2 The Member's interest in the Net Income, Net Loss and Distributions, and assets of the Company will be converted into an Economic Interest which will entitle such Member to its share of Net Income, Net Loss and Distributions in accordance with this Agreement, but no voting or other rights with respect to management or operation of the Company other than those granted to any Economic Interest Owner.

     9.3 Purchase Price of a Withdrawing Member's Interest. The fair market value of a Member's Interest to be purchased by the Company pursuant to Section 9.2 shall be determined by agreement between the terminated Member and the Company, which agreement is subject to approval by a unanimous vote of the Members. For this purpose, the fair market value of the interest of the terminated Member shall be computed as the amount which could reasonably be expected to be realized by such Member upon the sale of the assets of the Company in the ordinary course of business at the time  of  the event specified in Section 9.2.  If the Member  and the Company cannot agree upon the fair market value of such Membership Interest within 30 days of the termination event, the fair market value thereof shall be determined by appraisal, the Company and the terminated Member each to choose one appraiser and the two appraisers so chosen to choose a third appraiser.  In the event that one Member does not select an appraiser within  30 days after the end of the 30-day period indicated above, then the only appraiser shall be the one selected by the Member who selected the appraiser. The appraisers shall make their decision within 60 days and the decision of a majority of the appraisers
(or the one appraiser in the event both Members do not select an appraiser) as to the fair market value of such Membership Interest shall be final and binding and may be enforced by legal
proceedings.   The terminated Member and the Company  shall  each
compensate the appraiser appointed by it and the compensation of the third appraiser shall be borne equally by such parties.

     9.4  Damages.  The provision set forth herein shall not affect
any   claim  for  damages  the  Company  may  have  against   the
withdrawing Member (or Manager) if such withdrawal or resignation is in violation of this Agreement. The Company shall have the right to offset against any payments due under this Section 9 any damages that the Company may incur as a result of a withdrawal or resignation of a Member (or Manager) in contravention of this Agreement.

10.  Assignment of Membership Interest.

     10.1 Permitted Assignments. Except as otherwise provided in this Agreement, an Owner may not sell, assign, hypothecate, encumber or otherwise transfer any part or all of its interest in the Company except with the consent of a Majority Vote of the Members, which consent may be withheld by such Members in their sole and absolute discretion and without reason or for any reason whatsoever. If the Members consent to the transfer, the interest may only be transferred to the proposed transferee within the time period approved by the Members, or within 90 days of such consent on the proposed terms and price, if later. All costs of the transfer, including reasonable attorneys' fees (if any), shall be borne by the transferring Owner.

          10.1.1 Any assignment or transfer of a Member's interest provided for by this Agreement can be an assignment or transfer of all of its interest or any portion or part of its interest.
1.1.1
          10.1.2 Any transfer of all or a part of any Member's interest may be made only pursuant to the terms and conditions contained in this Section 10.

          10.1.3 Any such assignment shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the assignor of such Member's interest and accepted by the Members pursuant to a Majority Vote.

          10.1.4 The assignor and assignee shall have executed, acknowledged, and delivered such other instruments as the Members pursuant to a Majority Vote, may deem necessary or desirable to effect such substitution.

     10.2 Substitute Manager. Upon acceptance by the Members of an assignment by the Manager, any assignee of such Manager's interest in compliance with this Section 10 shall be substituted as the Manager.

     10.3 Substituted Member.

          10.3.1 Conditions to be Satisfied. No Economic Interest Owner shall have the right to become a Substituted Member unless the
Manager  shall consent thereto in accordance with Section  10.3.2 and all of the following conditions are satisfied:

               (1) A duly executed and acknowledged written instrument of assignment shall have been filed with the Company, which instrument shall specify the Membership Interest being assigned and set forth the intention of the assignor that the assignee succeed to the assignor's interest as a Substituted Member in his place;

               (2) The assignor and assignee shall have executed, acknowledged and delivered such other instruments as the Manager may deem necessary or desirable to effect such substitution, which may include an opinion of counsel regarding the effect and legality of any such proposed transfer, and which shall include the written acceptance and adoption by the Economic Interest Owner of the provisions of this Agreement; and

               (3) A transfer fee sufficient to cover all reasonable expenses connected with such substitution shall have been paid to the Company.

          10.3.2 Consent of Manager. The consent of the Manager shall be required to admit an Economic Interest Owner as a Substituted
Member.   The  granting or withholding of such consent  shall  be
within the sole and absolute discretion of the Manager.

          10.3.3 Consent of Member. By executing or adopting this Agreement, each Member hereby consents to the admission of additional or Substituted Members, and to any Economic Interest Owner becoming a Substituted Member upon consent of the Manager and in compliance with this Agreement.

     10.4 Loss of Rights. A Member shall cease to have the power to exercise any rights with respect to that portion of the assigning Member's Membership Interest that is assigned to a Substituted Member. In the event that Member has assigned all of the Member's Membership Interest when the assignee becomes a Substituted Member, the assigning member shall cease to be a Member and shall cease to have the power to exercise any rights of a Member.

     10.5 Removal of Member. In the event a Member assigns all of its Economic Interest upon the sole determination by the other Member, the Company may purchase from such Member and the Member shall transfer to the Company for the consideration of $100, all of the Member's remaining rights in the Company, and the assigning Member shall cease to be a Member. Each Member acknowledges and agrees that the right of the Company to purchase such remaining rights and interest from a Member who transfers a Membership Interest in violation of this Section 10 is not unreasonable under the circumstances existing as of the date hereof. No such purchase by the Company of the remaining rights and interest of the Member shall operate to make a Member's assignee a Substituted Member. An Economic Interest Owner shall only become a Substituted Member in accordance with Section 10.6.

     10.6 Rights of Economic Interest Owner. An Economic Interest Owner shall be entitled to receive Distributions from the Company
attributable  to  the  interest  acquired  by  reason   of   such
assignment from and after the effective date of the assignment; provided, however, that notwithstanding anything herein to the contrary, the Company shall be entitled to treat the assignor of such interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income and Net Loss or Distributions, or for the transmittal of reports or accounting until the written instrument of assignment has been received by the Company and recorded on its books. The effective date of such assignment shall be the date on which all of the requirements of this Section have been complied with, subject to
Section 4.8.

     10.7 Right to Inspect Books. Economic Interest Owners shall have no right to inspect the Company's books or records, to vote on Company matters, or to exercise any other right or privilege as Members, until they are admitted to the Company as Substituted Members except as provided in the Act.

     10.8 Transfer Subject to Law. No assignment, sale, transfer, exchange or other disposition of any Membership Interest may be made except in compliance with the applicable governmental laws and regulations, including state and federal securities laws.

     10.9 Right of First Refusal. This Section 10.9 is applicable whenever any Member desires to sell, sign or otherwise transfer any part or all of its Interest.

          10.9.1 If a Member desires to sell or otherwise transfer all or any portion of its Interest, it (the "Offering Member") shall first give written notice ("Notice of Transfer") to the other
Member setting forth the proposed transferee's name, the terms in which the Member's Interest is to be transferred and the purchase price of the Interest.

          10.9.2 For 10 days after the Notice of Transfer is received, the other Member shall have the right to purchase all of such
Offering  Member's Interest on the same terms and  conditions  as stated  in  the  Notice  of  Transfer, including  the  price,  by providing written notice of the exercise of such election to  the
Offering  Member  and  including  with  such  notice  a  $100,000 applicable nonrefundable deposit towards the Purchase Price. The completion of the purchase and sale of the Offering Member's
Interest must occur within thirty (30) days after the date of the Notice of Transfer.

          10.9.3 To the extent that the other Member does not exercise their right to purchase all the Offering Member's Interest offered or does not complete the purchase as required by Section
10.9.2, then, the Offering Member may, within sixty days from the date the Notice of Transfer was given and on the terms and conditions stated in the Notice of Transfer, sell or transfer the portion of the Interest, but only to the proposed transferee and upon the terms stated in the Notice of Transfer.

     10.10 Assignment to Affiliates. Notwithstanding Section 10.1, a Member may assign its Membership Interest to an entity that is 100% controlled by such Member with the consent of the other Member which consent may not be unreasonably withheld.

     10.11     Transfer in Violation Not Recognized. Any assignment,
sale,  exchange  or  other  transfer  in  contravention  of   the
provisions  of this Section 10 shall be void and ineffectual  and shall not bind or be recognized by the Company.
1.1
11.  Books, Records, Accounting and Reports.

     11.1 Records, Audits and Reports. The Company shall maintain at its principal office the Company's records and accounts of all
operations   and  expenditures  of  the  Company  including   the
following:

          11.1.1 A current list in alphabetical order of the full name and last known business or resident address of each Owner and Manager, together with the Capital Contribution and the share in profits and losses of each Owner;

          11.1.2 A copy of the Certificate of Formation and all amendments thereto, together with any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto were executed;

          11.1.3 Copies of the Company's Federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

          11.1.4 Copies of this Agreement and any amendments thereto together with any powers of attorney pursuant to which any written accounting or any amendments thereto were executed;

          11.1.5 Copies of any financial statements of the Company, if any, for the six most recent years; and

          11.1.6 The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four fiscal years.

     11.2 Delivery to Members and Inspection.

          11.2.1 Each Member has the right, upon reasonable written request for purposes related to the interest of that person as a member, to receive from the Company:

               (1) True and full information regarding the status of the business and financial condition of the Company;

               (2) Promptly after becoming available, a copy of the Company's federal, state and local income tax returns for each year;

               (3) A current list of the name and last known business, residence or mailing address of each Member and Manager;

               (4) A copy of this Agreement and the Certificate of Formation and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and any certificate and all amendments thereto have been executed;
     and

               (5) True and full information regarding the amount of cash and description and statement of the agreed value of any property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.

     11.3 Annual Report. The Manager will cause the Company, at the Company's expense, to prepare an annual report containing a year end balance sheet, income statement and a statement of changes in
financial   position.   Copies  of  such  statements   shall   be
distributed to each Member within 120 days after the close of each fiscal year of the Company.
1.1
     11.4 Tax Information. The Manager shall cause the Company, at the Company's expense, to prepare and timely file income tax returns for the Company with the appropriate authorities, and shall cause all Company information necessary in the preparation of the Owners' individual income tax returns to be distributed to the Owners not later than 75 days after the end of the Company's fiscal year.

12.  Termination and Dissolution of the Company.

     12.1 Termination of Company. The Company shall be dissolved, shall terminate and its assets shall be disposed of, and its affairs wound up upon the earliest to occur of the following:

          12.1.1 Upon the happening of any event of dissolution specified in the Certificate of Formation;

          12.1.2 A determination by the Manager, with a Majority Vote, to terminate the Company;

          12.1.3 The occurrence of a Dissolution Event unless the business of the Company is continued by the consent of the remaining Member within 90 days following the occurrence of the event; or

          12.1.4    The expiration of the term of the Company.

     12.2 Certificate of Cancellation. As soon as possible following the occurrence of any of the events specified in Section 12.1, the Manager who has not wrongfully dissolved the Company or, if none, the Members, shall execute a Certificate of Cancellation in such form as shall be required by the Act.

     12.3 Liquidation of Assets. Upon a dissolution and termination of the Company, the Manager (or in case there is no Manager, the Members or person designated by a Majority Vote) shall take full account of the Company assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in the following order:

          12.3.1 To the payment of creditors of the Company, including Members who are creditors to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Company assets;

          12.3.2 To the setting up of any reserves as required by law for any contingent liabilities or obligations of the Company;
provided, however, that said reserves shall be deposited  with  a bank  or  trust company in escrow at interest for the purpose  of
disbursing  such  reserves  for  the  payment  of  any   of   the
aforementioned  contingencies  and,  at  the  expiration   of   a
reasonable  period, for the purpose of distributing  the  balance
remaining  in  accordance  with  remaining  provisions  of   this
Section 12.3; and

          12.3.3    To the Owners in proportion as set forth in Section
5.2.

     12.4 Distributions Upon Dissolution. Each Member shall look solely to the assets of the Company for all Distributions and its Capital Contributions, and shall have no recourse therefor (upon dissolution or otherwise) against any Manager or any Member.

13.  Buy/Sell Option.

     13.1 Purchase or Sale Offer.  Either Member (the "Initiating
Party"), may deliver to the other Member (the "Responding Party")
a  written  offer  ("Offer").  The Offer  shall  state  a  value, together  with  any required terms or conditions imposed  by  the
Initiating  Party   ("Stated Value") for  all  of  the  Company's
Property  and  shall  contain  an  offer  to  do  either  of  the following, at the election of the Responding Party:
1.1
          13.1.1 Purchase the Responding Party's interest for a price equal to the amount that would be distributed to the Responding
Party  if  the  Company sold all of its Property for  the  Stated
Value and on the terms in the Offer and the affairs of the Company were completely wound up and liquidated in accordance with this Agreement.

          13.1.2    Sell to the Responding Party the Initiating Party's
interest  for  a  price  equal  to  the  amount  that  would   be
distributed to the Initiating Party if the Company sold all of its Property for the Stated Value and on the terms in the Offer and the affairs of the Company were completely wound up and liquidated in accordance with this Agreement.

          13.1.3 If the Responding Party fails within 14 days after receipt of the Offer to respond in writing by accepting one of the alternatives in the Offer and including the amount of $100,000 as a nonrefundable deposit applicable to the Purchase Price, then the Responding Party shall be deemed to have agreed to sell its interest to the Initiating Party.

          13.1.4 In the event that the purchased interest is subject to an encumbrance (whether or not in breach of this Agreement), the purchase price shall be reduced by the amount of the encumbrance and the party purchasing the interest shall be entitled to reduce the purchase price in addition by any reasonable costs and expenses incurred in connection with removal of the encumbrance or its assumption or acquisition of the interest subject to the encumbrance.

     13.2 Closing. The party or parties purchasing the interest of the other or others are referred to herein as the "Purchasing
Party"  and the other party or parties the "Selling Party."   The
closing ("Closing") or a purchase pursuant to this Section shall be held at a mutually acceptable place, on a mutually acceptable date not more than 30 days after the date of delivery of the Offer. At the Closing the following shall occur:

          13.2.1 The Selling Party shall assign to the Purchasing Party its interest in the Company so sold free and clear of all liens, claims  and  encumbrances, and, at the request of the  Purchasing
Party,  in  order properly to set forth the record title  to  the
assets  of  the  Company,  shall  convey  and  transfer  to   the
Purchasing Party or its designee, with covenants of special warranty to the effect that no transfer or encumbrance of the Company's Property or the Selling Party's interest in favor of a third party has occurred in breach of the Agreement, all of the Selling Party's interest in the assets of the Company, and shall execute and deliver to the Purchasing Party all other documents, if any, that may be required to give effect to the purchase of the Selling Party's interest in the Company.

          13.2.2 The Purchasing Party shall pay to the Selling Party, by cashier's or certified check, the entire purchase price.

          13.2.3 The Purchasing Party shall indemnify and hold the Selling Party harmless from all indebtedness, liabilities and other obligations of the Company arising after the purchase.

     13.3 Default. If, pursuant to this Section 13, any party hereto becomes obligated to purchase the interest of any other party in the Company but then, without fault by the Selling Party, the Purchasing Party does not perform its obligation to purchase such interest in accordance with this Section, then it shall be deemed that the Purchasing Party is in default hereunder, whereupon the Selling Party, may, in addition to all its other rights and remedies hereunder, (i) continue the Company; and (ii) purchase the interest in the Company of the Purchasing Party at the purchase price and on the terms that would have applied if the Selling Party were the Purchasing Party; or (iii) cause the Company to be dissolved and liquidated. The Selling Party and Purchasing Party's obligations shall be specifically enforceable.

14.  Option to Purchase.

     14.1 Right to Purchase Interest. In addition to the other rights set forth in this Agreement, Louisville Hotel, L.P., or its assignee, shall have absolute right, at any time, to purchase Ridgewood Hotels, Inc.'s Interest for an amount equal to the sum of the following items: (1) Ridgewood Hotels, Inc.'s total Capital Contributions, (2) a thirteen percent (13%) cumulative but not compounded return on such original Capital Contribution which amount shall be reduced by any distributions made pursuant to the terms of this Agreement by the Company to Ridgewood Hotels, Inc. thereon excluding distributions in satisfaction of any Member loan and (3) $50,000. Louisville Hotel, L.P., or its assignee, shall have the right to exercise this Option by providing at least thirty (30) days prior written notice to Ridgewood Hotels, Inc. with the closing occurring as provided in
Section 13.2.

     14.2 Termination of Management Agreement for Cause or Nonperformance. Notwithstanding Section 14.1, in the event the Management Agreement with Ridgewood Hotels, Inc. or its Affiliates to manage the Hotel is terminated for cause or for nonperformance, as defined in the Management Agreement, then Louisville Hotel, L.P. shall be obligated to purchase the interest of Ridgewood Hotels, Inc. in the Company and the purchase price shall be the same as set forth in Section 14.1 except that Section 14.1 shall be revised such that the purchase price shall be equal to the lesser of (i) Ridgewood Hotels, Inc.'s unreturned Capital Contribution, or (ii) the amount that Ridgewood Hotels, Inc. would receive in the event the Optioned Property was sold at its fair market value and the Company was liquidated. There shall be no additional $50,000 payment for a termination pursuant to this Section 14.2.

     14.3 Right to Sell LLC or the Hotel. In the event the Company acquires the Optioned Property, Louisville Hotel, L.P. shall have the absolute right to elect to sell the LLC or the Hotel to a third party at a purchase price and on other terms and conditions as are satisfactory to Louisville Hotel, L.P. in its sole discretion. In the event Louisville Hotel, L.P. elects to sell the Hotel as provided herein, Louisville Hotel, L.P. shall first provide a written notice ("Notice") to Ridgewood Hotels, Inc. of the terms and conditions of the sale and in the event the Company acquires the Optioned Property, Ridgewood Hotels, Inc. shall have the right, within ten (10) Business Days after receipt of the Notice to elect to purchase Louisville Hotel, L.P.'s Interest for the amount that Louisville Hotel, L.P. would have received in
connection  with  the sale to the designated third  party.   (The
date of Ridgewood's election shall be referred to as the "Ridgewood Notice".) If Ridgewood Hotels, Inc. does not elect to exercise this right within this ten (10) Business Day period by providing written notice to Louisville Hotel, L.P. together with a $100,000 deposit which shall be nonrefundable but which shall be applicable to the Purchase Price, then Louisville Hotel, L.P. shall be free to sell the Hotel on the terms and conditions as set forth in the Notice. Any purchase by Ridgewood Hotels, Inc. under this Section shall occur within thirty (30) days of the date of the Ridgewood Notice and any failure to close within such
time  period  shall be a default by Ridgewood  Hotels,  Inc.   In
addition to all other remedies available to Louisville Hotel, L.P. and the Company under applicable law, the Company may, in the Manager's sole and absolute discretion, sell the LLC or the Hotel on whatever terms and conditions it may determine.

     14.4 Termination of Management Agreement. In the event the Management Agreement to manage the Hotel is terminated for any reason other than "for cause" or for "nonperformance" of Ridgewood Hotels, Inc., or its Affiliates, as such terms are defined in the Management Agreement, then Louisville Hotel, L.P. shall be obligated to purchase the interest of Ridgewood Hotels, Inc. in the Company and the purchase price shall be the same as set forth in Section 14.1

15. Representations by Ridgewood Hotels, Inc.. Ridgewood Hotels, Inc. warrants and represents (each of which warranty and representation shall be deemed to be a continuing warranty and representation and a covenant that such warranty and representation shall remain true and correct at all times during the term of this Company and thereafter to the extent material) that:

     15.1 Status. Ridgewood Hotels, Inc. is a Delaware corporation duly formed and organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to execute, deliver and perform this Agreement, which
upon   execution  and  delivery  will  be  a  valid  and  binding obligation enforceable in accordance with its terms (subject only to the application of bankruptcy, insolvency or other similar laws regarding the rights of creditors generally and the exercise of judicial discretion in equity).

     15.2 Due Authorization. The execution, delivery and performance of this Agreement by Ridgewood Hotels, Inc. are duly authorized and do not require the consent or approval of any person that has not been obtained, and are not in contravention of or in conflict
with   any   term  or  provision  of  Ridgewood  Hotels,   Inc.'s
organizational documents.

     15.3 Other Agreements. The execution, delivery and performance of this Agreement will not breach or constitute a default under any agreement, indenture, undertaking or other instrument to which Ridgewood Hotels, Inc. or any Affiliate is a party or by which any of such persons or any of their respective properties may be bound or affected, which breach or default would have a materially adverse effect on the financial condition, properties or operations of this Company, and other than as contemplated by this Agreement, such execution, delivery and performance will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the Company's property.

16. Representations by Louisville Hotel, L.P. Louisville Hotel, L.P. warrants and represents (each of which warranty and representation shall be deemed to be a continuing warranty and representation and a covenant that such warranty and representation shall remain true and correct at all times during the term of this Company and thereafter to the extent material) that:

     16.1 Status. Louisville Hotel, L.P. is a Delaware limited partnership duly formed and organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to execute, deliver and perform this Agreement, which upon execution and delivery will be a valid and binding obligation enforceable in accordance with its terms (subject only to the application of bankruptcy, insolvency or other similar laws regarding the rights of creditors generally and the exercise of judicial discretion in equity).

     16.2 Due Authorization. The execution, delivery and performance of this Agreement by Louisville Hotel, L.P. are duly authorized and do not require the consent or approval of any person that has not been obtained, and are not in contravention of or in conflict
with   any   term   or  provision  of  Louisville   Hotel,   L.P.
organizational documents.

     16.3 Other Agreements. The execution, delivery and performance of this Agreement will not breach or constitute a default under any agreement, indenture, undertaking or other instrument to which Louisville Hotel, L.P. or any Affiliate is a party or by which any of such persons or any of their respective properties may be bound or affected, which breach or default would have a materially adverse effect on the financial condition, properties or operations of this Company, and other than as contemplated by this Agreement, such execution, delivery and performance will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the Company's property.

17. Representations of Each Member. Each Member represents as follows:

     17.1 The Member has read this Operating Agreement and understands and agrees to its terms;

     17.2 The Member is capable of evaluating the risks and merits of acquiring an interest in the Company, has no need for liquidity of investment with respect to the purchase price of such Membership Interest, and can afford to sustain a complete loss of such purchase price;

     17.3 The Member understands that the interests represented by the Membership Interest issued to the Member have not been registered or qualified and have been offered and sold in reliance on exemptions from registration and qualification requirements of
federal,   state  or  foreign  securities  laws   and   that   no
governmental agency has passed on the merits or risks of acquiring an interest in the Company;
1.1
     17.4 The Member is acquiring the Membership Interest for investment purposes only and not with a view to resell or distribute to any other person.

18. Relationship of this Agreement to the Act. Many of the terms of this Agreement are intended to alter or extend provisions of the Act as they may apply to the Company or the Members. Any failure to mention or specify the relationship of such terms to provisions of the Act that may affect the scope or application of such terms shall not be construed to mean that any of such terms is not intended to be a operating agreement provision authorized or permitted by the Act or which in whole or in part alters, extends or supplants provisions of the Act as may be allowed thereby.

19.  Miscellaneous.

     19.1 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

     19.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.

     19.3 Severability. In the event any sentence or Section of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or Section shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

     19.4 Notices. All notices under this Agreement shall be in writing and shall be given to the Member or Economic Interest Owner entitled thereto, by personal service or by mail, posted to the address maintained by the Company for such person or at such other address as he may specify in writing.

     19.5 Manager's Address. The name and address of the Manager is as follows:

          Louisville Hotel, L.P.
          6900 East Second Street
          Scottsdale, Arizona  85251

     19.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     19.7 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provisions hereof.

     19.8 Gender. Whenever required by the context hereof, the singular shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, and vice versa.

     19.9  Time.   Time  is of the essence with respect  to  this
Agreement.

     19.10 Additional Documents. Each Member, upon the request of the Manager, shall perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement, including, but not limited to, providing acknowledgment before a Notary Public of any signature made by a Member.

     19.11 Descriptions. All descriptions referred to in this Agreement are expressly incorporated herein by reference as if set forth in full, whether or not attached hereto.

     19.12 Legal Counsel. Ridgewood Hotels, Inc. acknowledges and agrees that counsel representing the Company, the Manager and their Affiliates does not represent and shall not be deemed under the applicable Codes of Professional Responsibility to have represented or to be representing Ridgewood Hotels, Inc. or any of its Affiliates in any respect. In addition, Ridgewood Hotels, Inc. consents to the Manager hiring counsel for the Company which is also counsel to the Manager.

     19.13 Advice of Counsel. Each Member represents and warrants that it has received the advice of independent counsel of its own
choosing  with  respect  to  the  meaning  and  effect  of   this
Agreement. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or
its  counsel  drafted  the  provision.   Each  Member  shall   be
responsible for its own attorneys' fees in the preparation of this Agreement and formation of the Company.

     19.14     Partition.  The Members agree that the assets of the
Company   are  not  and  will  not  be  suitable  for  partition.
Accordingly, each of the Members hereby irrevocably waives any and all rights that he may have, or may obtain, to maintain any action for partition of any of the assets of the Company.

     19.15 Integrated and Binding Agreement. This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof, and there are no other agreements, understandings, representations or warranties among the Members other than those set forth herein except the Subscription Documents. This Agreement may be amended only as provided in this Agreement.

     IN WITNESS WHEREOF, the undersigned have set their hands to this Agreement as of the date first set forth in the preamble.

                              RIDGEWOOD HOTELS, INC., a  Delaware
                              corporation


                              By: ______________________________

                               Its: ____________________________


                              LOUISVILLE  HOTEL, L.P. a  Delaware
                              limited partnership


                              By: LOUISVILLE   HOTEL,   INC.,   a
                                  Delaware corporation


                                  By: __________________________
                                      Peter Gold, President


                           Exhibit A

                          Definitions


     "Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

     "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's
Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (i) Credit to such Capital Account any amounts which the Member is obligated to restore and the Member's share of Member Minimum Gain and Company Minimum Gain and;

          (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4),
     1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

     "Affiliate" shall mean (i) any person directly or indirectly controlling, controlled by or under common control with another person; (ii) a person owning or controlling 10% or more of the outstanding voting securities of such other person; (iii) any officer, director or partner of such other person; and (iv) if such other person is an officer, director or partner, any company for which such person acts in any capacity. The term "person" shall include any natural person, corporation, partnership, trust, unincorporated association or other legal entity.

     "Agreement" shall mean this Operating Agreement, as amended from time to time.

     "Book Gain" shall mean the excess, if any, of the fair market value of the Property over its adjusted basis for federal income tax purposes at the time a valuation of the Property is required under this Agreement or Treasury Regulations
Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

     "Book Loss" shall mean the excess, if any, of the adjusted basis of Property for federal income tax purposes over its fair market value at the time a valuation of the Property is required under this Agreement or Treasury Regulations Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

     "Book Value" shall mean the adjusted basis of Property for federal income tax purposes increased or decreased by Book Gain, Book Loss, Built-In Gain and Built-In Loss as reduced by depre ciation, amortization or other cost recovery deductions, or otherwise, based on such Book Value.

     "Built-In Gain (or Loss)" shall mean the amount, if any, by which the agreed value of contributed Property exceeds (or is lesser than) the adjusted basis of Property contributed to the Company by a Member immediately after its contribution by the Member to the capital of the Company.

     "Capital Account" with respect to any Member (or such Member's assignee) shall mean such Member's initial Capital
Contribution adjusted as follows:

          (i)  A Member's Capital Account shall be increased by:

               (a)  such Member's share of Net Income;

               (b) any income or gain specially allocated to a Member and not included in Net Income or Net Loss;
               (c) any additional cash Capital Contribution made by such Member to the Company; and

               (d) the fair market value of any additional Capital Contribution consisting of property contributed by such Member to the capital of the Company reduced by any liabilities assumed by the Company in connection with such contribution or to which the property is subject.

          (ii) A Member's Capital Account shall be reduced by:

               (a)  such Member's share of Net Loss;

               (b) any deduction specially allocated to a Member and not included in Net Income or Net Loss;

               (c)   any  cash Distribution made to such  Member;
     and

               (d) the fair market value, as agreed to by the Manager and the Members pursuant to a Majority Vote, of any Property (reduced by any liabilities assumed by the Member in connection with the Distribution or to which the distributed Property is subject) distributed to such Member; provided that, upon liquidation and winding up of the Company, unsold Property will be valued for Distribution at its fair market value and the Capital Account of each Member before such Distribution shall be adjusted to reflect the allocation of gain or loss that would have been realized had the Company then sold the Property for its fair market value. Such fair market value shall not be less than the amount of any nonrecourse indebtedness that is secured by the Property.

     Property other than money may not be contributed to the Company except as specifically provided in this Agreement. Property of the Company may not be revalued for purposes of calculating Capital Accounts unless the Manager and the Members pursuant to a Majority Vote agree on the fair market value of the Property and Company complies with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (g); provided, however, for purposes of calculating Book Gain or Book Loss (but not for purposes of adjusting Capital Accounts to reflect the contribution and distribution of such Property), the fair market value of Property shall be deemed to be no less than the outstanding balance of any nonrecourse indebtedness secured by such Property.

     The Capital Account of a Substituted Member shall include the Capital Account of his transferor. Notwithstanding anything to the contrary in this Agreement, the Capital Accounts shall be maintained in accordance with Treasury Regulations Section 1.704-1(b). References in this Agreement to the Treasury Regulations shall include corresponding subsequent provisions.

     "Capital Contribution" shall mean the gross amount of cash actually contributed by a Member to the capital of the Company pursuant to Section 3 and the agreed upon fair market value of a contributing Members equity in any property actually contributed pursuant Section 3. In the plural, "Capital Contributions" shall mean the aggregate amount contributed by all of the Members in the Company.

     "Cash From Operations" shall mean the net cash realized by the Company from the operations of the Company (exclusive of Cash From Sale or Refinancing) after payment of all cash expenditures of the Company, including, but not limited to, operating expenses, including all fees payable to the Manager or
Affiliates, all payments of principal and interest on indebtedness, expenses for repairs and maintenance, capital improvements and replacements, and such reserves and retentions as the Manager reasonably determines to be necessary and desirable in connection with Company operations with its then existing assets and any anticipated acquisitions.

     "Cash From Sale or Refinancing" shall mean the net cash realized by the Company (or any entities in which the Company has an interest) from the sale, financing, refinancing or other disposition of the Property after retirement of any debt secured by the Property and payments of all cash expenditures related to the transaction (and after establishing any reserves the Manager may deem reasonably necessary), and cash from any source other than Cash From Operations. Cash From Sale or Refinancing shall include, but not be limited to, the net proceeds from the sale of all or a portion of the Property (including any interest on deferred proceeds), from the disposition of the Property following  a dissolution of the Company, from hazard or  casualty insurance payments in excess of amounts expended in the restoration or repair of the Property or applied to Company obligations, from the condemnation of the Property, or any part thereof, in excess of the amount expended in replacement or restoration of the Property affected by the condemnation or applied to Company obligations, and from any other voluntary or involuntary conversion of the Property, and from any financing or refinancing of the Property.

     "Certificate of Formation" shall mean the Certificate of Formation of the Company as filed with the Secretary of State of Delaware as the same may be amended or restated from time to time.

     "Closing"  shall  have the meaning as set forth  in  Section
13.2.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequently enacted federal revenue laws.

     "Company" shall refer to Louisville Hotel, LLC.

     "Company Minimum Gain" shall meaning "partnership minimum gain" as set forth in Treasury Regulations Sections 1.704-2(d).

     "Defaulting Member" means a Member who fails to make a required additional capital contribution or required loan.

     "Dissolution Event" shall mean with respect to a Manager one or more of the following: the death, insanity, withdrawal, resignation, expulsion, Event of Insolvency, dissolution or occurrence of any other event which terminates the continued membership of any Member unless the Members consent to continue the business of the Company pursuant to Section 8.2.5.

     "Distributable  Cash" shall mean Cash From Operations,  Cash
From Sale or Exchange and Capital Contributions determined by the Manager to be available for Distribution to the Members.

     "Distribution" shall refer to any money or other property transferred without consideration to Owners with respect to their interests in the Company, but shall not include any payments to the Manager pursuant to Section 6.

     "Economic  Interest"  shall mean  an  interest  in  the  Net
Income, Net Loss and Distributions of the Company but shall not include any right to vote or to participate in the management of the Company.

     "Economic Interest Owner" shall mean the owner of an Economic Interest who is not a Member.

     "Event of Insolvency" shall occur when an order for relief against the Member is entered under Chapter 7 of the federal bankruptcy law, or (A) the Member: (1) makes a general assignment for the benefit of creditors, (2) files a voluntary petition under the federal bankruptcy law, (3) files a petition or answer seeking for that Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (4) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of this nature, or (5) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of that Member or of all or a substantial part of that Member's properties, or (B) the expiration of 60 days after either (1) the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, if the proceeding has not been dismissed, or
(2) the appointment without the Member's consent or acquiescence of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties, if the appointment has not been vacated or stayed (or if within 60 days after the expiration of any such stay, the appointment is not vacated).

     "Gross Revenues" shall mean all cash received from the operation of the Hotel.

     "Hotel" shall mean the hotel known as the Holiday Inn located at 1325 Hurstbourne Lane, Louisville, Kentucky.

     "Initiating  Party" shall have the meaning as set  forth  in
Section 13.1.

     "Interest"  shall mean a Membership Interest or an  Economic
Interest.

     "Liquidation" means in respect to the Company the earlier of the date upon which the Company is terminated under
Section 708(b)(1) of the Code or the date upon which the Company ceases to be a going concern (even though it may exist for purposes of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and in respect to a Member where the Company is not in Liquidation means the date upon which occurs the termination of the Member's entire interest in the Company by means of a distribution or the making of the last of a series of Distributions (whether or not made in more than one year) to the Member by the Company.

     "LLC" shall mean the RW Louisville Hotel Investors, LLC and all of the assets held directly or indirectly by the LLC, including, but not limited to the Hotel.

     "Loan" shall have the meaning set forth in Section 1.3.

     "Majority Vote" shall mean the vote of Members (including the Manager) holding more than fifty percent (50%) of the Percentage Interests in the Company.

     "Manager" shall refer to Louisville Hotel, L.P., a Delaware limited partnership. The term "Manager" shall also refer to any successor or additional Manager who is admitted to the Company as the Manager.

     "Member" shall mean any person or entity who is admitted to the Company as a Member or Substitute Member and who has not ceased to be a Member.

     "Member Minimum Gain" shall mean "partner nonrecourse debt minimum gain" as determined under Treasury Regulations Section
1.704-2(i)(3).

     "Member Nonrecourse Debt" shall mean "partner nonrecourse debt" as set forth in Treasury Regulations Section 1.704-2(b)(4).

     "Member Nonrecourse Deductions" shall mean of "partner nonrecourse deductions," and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(i).

     "Membership Interest" shall mean a Member's entire interest in the Company including such Member's Economic Interest and such voting and other rights and privileges that the Member may enjoy by being a Member.

     "Net Capital Contribution" of any Member shall be the excess, if any, of (a) the aggregate Capital Contributions of such Member or (b) the aggregate distributions to such Member pursuant to Section 5.2.4 of this Agreement.

     "Net Income" or "Net Loss" shall mean, respectively, for each taxable year of the Company the taxable income and taxable loss (exclusive of Built-In Gain or Loss) of the Company as determined for federal income tax purposes in accordance with
Section 703(a) or the Code (including all items of income, gain, loss, or deduction required to be separately stated pursuant to
Section 703(a)(1) of the Code) (other than any specific item of income, gain (exclusive of Built-In Gain), loss (exclusive of Built-In Loss), deduction or credit subject to special allocation under this Agreement), with the following modifications:

          (a) The amount determined above shall be increased by any income exempt from federal income tax;

          (b) The amount determined above shall be reduced by any expenditures described in Section 705(a)(2)(B) of the Code or expenditures treated as such pursuant to Treasury
     Regulations Section 1.704-1(b)(2)(iv)(i);

          (c) Depreciation, amortization and other cost recovery deductions shall be computed based on Book Value instead of on the amount determined in computing taxable income or loss. Any item of deduction, amortization or cost recovery specially allocated to a Member and not included in Net Income or Net Loss shall be determined for Capital Account purposes in a similar manner; and

          (d)  For purposes of this Agreement, Book Gain and Book
     Loss attributable to a revaluation of Property attributable to unrealized gain or loss in such Property shall be treated as Net Income and Net Loss.

     "Net Income and Net Loss From Operations" shall mean all of the Net Income and Net Loss from the operations of the Company but excluding any Net Income or Net Loss from the sale, exchange or transfer of the Hotel or the LLC.

     "Net Income and Net Loss From Sale or Exchange" shall mean all Net Income and Net Loss from the sale, exchange or other transfer of the LLC or any of the assets in the LLC or the Hotel.

     "Nondefaulting Member" shall mean a Member who has made the full amount of any additional capital contribution required under
Section 3.3 and who contributes all or a portion of the additional capital contribution that was to have been made by a Defaulting Member.

     "Nonrecourse Debt" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

     "Nonrecourse Deductions" shall have the meaning, and the amount thereof shall be, as set forth in Treasury Regulations
Section 1.704-2(c).

     "Notice"  shall  have the meaning as set  forth  in  Section
14.3.

     "Notice of Transfer" shall have the meaning as set forth  in
Section 10.9.1.

     "Offer" shall have the meaning as set forth in Section 13.1.

     "Offering  Member" shall have the meaning as  set  forth  in
Section 10.9.1.

     "Option" shall have the meaning set forth in Section 1.3.
     "Optioned  Property"  shall have the meaning  set  forth  in
Section 1.3.

     "Owner"  shall  mean a Member or the holder of  an  Economic
Interest.

     "Percentage  Interest"  shall  be  ten  percent  (10%)   for
Ridgewood  Hotels, Inc., and ninety percent (90%) for  Louisville
Hotel, L.P.

     "Preferred Return" shall mean for each fiscal year or portion thereof, on amount equal to thirteen percent (13%) (cumulative, but not compounded and prorated for any partial fiscal year) return on the average Net Capital Contribution of a Member during such year or portion thereof.

     "Prime Rate" shall mean the reference rate announced from time-to-time by the Wall Street Journal, and changes in the Prime
Rate shall be deemed to occur on the date that changes in such rate are announced.

     "Property" shall refer to any or all of such real and tangible or intangible personal property or properties as may be acquired by the Company including the LLC and the Hotel.

     "Property  Management  Agreement" shall  mean  the  Property
Management Agreement entered into between Ridgewood Hotels,  Inc.
and RW Louisville Hotel Associates, LLC to manage the Hotel as amended from time to time.

     "Regulatory Allocations" shall mean the allocations set forth in Sections 4.3(a) through (g).

     "Responding  Party" shall have the meaning as set  forth  in
Section 13.1.

     "Selling  Party"  shall have the meaning  as  set  forth  in
Section 13.2.

     "Stated  Value"  shall  have the meaning  as  set  forth  in
Section 13.1.

     "Substituted Member" shall mean any person admitted as a sub stituted Member pursuant to this Agreement.

     "Tax  Payment" shall have the meaning set forth  in  Section
4.11.1.